Exhibit 99.1

EARNINGS RELEASE

By:	Expeditors International of Washington, Inc.
1015 Third Avenue, Suite 1200
Seattle, Washington 98104

CONTACT:	R. Jordan Gates

Chief Financial Officer

	(206) 674-3427	FOR IMMEDIATE RELEASE

EXPEDITORS’ NET EARNINGS INCREASE 19%

SEATTLE, WASHINGTON – May 4, 2005, Expeditors International of Washington, Inc. (NASDAQ:EXPD)  today announced net earnings of $37,744,000 for the first quarter of 2005, compared with $31,844,000 for the same quarter of 2004, an increase of 19%.  Net revenues for the first quarter increased 14% to $230,683,000 as compared with $202,496,000 reported for the first quarter of 2004.  Total revenues and operating income were $825,164,000 and $57,557,000 in 2005 compared with $686,850,000 and $48,808,000 for the same quarter of 2004, an increase of 20% and 18%, respectively.  Diluted net earnings per share for the first quarter was $.34 as compared with $.29 for the same quarter in 2004, an increase of 17%.  The company also reported that same store net revenues and operating income increased 13% and 18%, respectively, during the first quarter of 2005 as compared with the same period in 2004.

“We are certainly satisfied with what we accomplished for the first quarter of 2005,” said Peter J. Rose, Chairman and Chief Executive Officer.  “Given that we are completing our 25th full year, we are perhaps a little more reflective than usual, but it may be time to put these results into some historical perspective.  It wasn’t too long ago, 1997 in fact, when we only did slightly more business for an entire year than we just did in what historically has been our weakest quarter of the year.  We think this is indicative of what will happen when you recruit, train and mentor the right people, maintain a clear and consistent focus on customer service, and never stop trying to develop and deploy strong technological solutions to meet the unique needs of each customer,” Rose went on to say.

“This quarter’s net revenue growth, measured year-over-year, was pretty much uniform across all our products. We also managed to expand our operating margin by a few basis points.  That was no small feat, particularly given that the first quarter of 2004 was an exceptionally strong quarter,” Rose continued.  “We opened several new offices during the first quarter and have continued to strengthen our position in the People’s Republic of China, something we think bodes well for the future.  We look forward to the challenges that the next three quarters will bring,” Rose concluded.

Expeditors is a global logistics company headquartered in Seattle, Washington. The company employs trained professionals in 159 full-service offices, 53 satellite locations and 7 international service centers located on six continents linked into a seamless worldwide network through an integrated information management system.  Services include air and ocean freight forwarding, vendor consolidation, customs clearance, marine insurance, distribution and other value added international logistics services.

Expeditors International of Washington, Inc.

Financial Highlights

Three months ended

March 31, 2005 and 2004

Unaudited

(in 000’s of US dollars except share data)

	Three Months Ended March 31, 2005	Three Months Ended March 31, 2004	% Increase
Revenues	$825,164	$686,850	20%
Net Revenues	$230,683	$202,496	14%
Operating Income	$57,557	$48,808	18%
Net Earnings	$37,744	$31,844	19%
Diluted Earnings per share	$.34	$.29	17%
Basic Earnings per share	$.35	$.30	17%
Diluted weighted average shares outstanding	112,151,805	109,613,044
Basic weighted average shares outstanding	106,728,418	105,131,114

Offices Opened during the 1st Quarter of 2005

		LATIN	NORTH	MIDDLE
ASIA	EUROPE	AMERICA	AMERICA	EAST

Dongguan, PRC	Warsaw, Poland	Porto Alegre, Brazil	Monterrey, Mexico	Tiruppur, India*
Nanjing, PRC	Malmoe, Sweden*

*Satellite offices.

Investors may submit written questions via e-mail to:  investor@expeditors.com

Or by fax to:  (206) 674-3459

Questions received by the end of business on May 6, 2005 will be considered in management’s 8-K “Responses to Selected Questions” expected to be filed on or about May 11, 2005.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except share data)

(Unaudited)

	March 31,	December 31,
	2005	2004
Assets

Current assets:
Cash and cash equivalents	$457,390	$408,983
Short-term investments	749	109
Accounts receivable, net	568,468	614,044
Other current assets	20,475	22,724
Total current assets	1,047,082	1,045,860

Property and equipment, net	306,003	287,379
Goodwill, net	7,774	7,774
Other intangibles, net	10,319	10,839
Other assets	14,210	12,201

	$1,385,388	$1,364,053
Liabilities and Shareholders’ Equity

Current liabilities:
Short-term debt	—	2,250
Accounts payable	402,210	410,251
Accrued expenses, primarily salaries and related costs	88,892	84,778
Deferred Federal and state income taxes	7,043	6,369
Federal, state and foreign income taxes	20,700	20,668
Total current liabilities	$518,845	$524,316

Deferred Federal and state income taxes	$26,291	$24,861

Minority interest	$8,309	$7,472

Shareholders’ equity:
Preferred stock, par value $.01 per share. Authorized 2,000,000 shares; none issued	—	—
Common stock, par value $.01 per share. Authorized 320,000,000 shares; issued and outstanding 106,618,156 shares at March 31, 2005 and 106,643,953 shares at December 31, 2004	1,066	1,066
Additional paid-in capital	35,462	44,678
Retained earnings	787,718	749,974
Accumulated other comprehensive income	7,697	11,686
Total shareholders’ equity	831,943	807,404

	$1,385,388	$1,364,053

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Earnings

(In thousands, except share data)

(Unaudited)

	Three months ended
	March 31,
	2005	2004
Revenues:
Airfreight	$372,885	$324,859
Ocean freight and ocean services	297,144	233,046
Customs brokerage and other services	155,135	128,945

Total revenues	825,164	686,850

Operating expenses:
Airfreight consolidation	284,438	246,652
Ocean freight consolidation	243,970	186,819
Customs brokerage and other services	66,073	50,883
Salaries and related costs	124,554	111,041
Rent and occupancy costs	13,748	12,751
Depreciation and amortization	7,339	6,259
Selling and promotion	7,546	6,510
Other	19,939	17,127
Total operating expenses	767,607	638,042

Operating income	57,557	48,808

Interest expense	(29)	(5)
Interest income	2,147	1,006
Other, net	1,196	1,157

Other income, net	3,314	2,158

Earnings before income taxes and minority interest	60,871	50,966

Income tax expense	22,074	18,160

Net earnings before minority interest	38,797	32,806

Minority interest	(1,053)	(962)

Net earnings	$37,744	$31,844

Diluted earnings per share	$0.34	$0.29

Basic earnings per share	$0.35	$0.30

Weighted average diluted shares outstanding	112,151,805	109,613,044

Weighted average basic shares outstanding	106,728,418	105,131,114

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended
	March 31,
	2005	2004
Operating Activities:
Net earnings	$37,744	$31,844
Adjustments to reconcile net earnings to net cash provided by operating activities:
Provision for losses on accounts receivable	36	682
Deferred income tax expense	4,259	4,847
Tax benefits from employee stock plans	2,936	1,922
Depreciation and amortization	7,339	6,259
Loss (gain) on sale of property and equipment	(19)	13
Other	(927)	729
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	43,670	(12,578)
Decrease in other current assets	2,793	723
Increase in minority interest	837	962
Increase (decrease) in accounts payable and other current liabilities	(2,958)	40,572

Net cash provided by operating activities	95,710	75,975

Investing Activities:
Decrease (increase) in short-term investments	(643)	31
Purchase of property and equipment	(29,017)	(8,638)
Proceeds from sale of property and equipment	142	52
Other	(666)	(681)

Net cash used in investing activities	(30,184)	(9,236)

Financing Activities:
Repayments of short-term debt, net	(2,173)	(215)
Proceeds from issuance of common stock	2,375	1,427
Repurchases of common stock	(14,527)	(1,537)

Net cash used in financing activities	(14,325)	(325)

Effect of exchange rate changes on cash	(2,794)	2,080

Increase in cash and cash equivalents	48,407	68,494

Cash and cash equivalents at beginning of period	408,983	295,832

Cash and cash equivalents at end of period	457,390	364,326

Interest and taxes paid:
Interest	20	10
Income tax	10,116	8,465

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC. AND SUBSIDIARIES

Business Segment Information

(In thousands)

(Unaudited)

	United	Other	Far		Australia/	Latin	Middle
	States	N. America	East	Europe	New Zealand	America	East	Eliminations	Consolidated
Three months ended March 31, 2005

Revenues from unaffiliated customers	$168,671	20,209	442,013	126,840	11,740	13,104	42,587		825,164
Transfers between geographic areas	$16,394	1,169	2,722	5,415	1,222	1,559	1,857	(30,338)	—
Total revenues	$185,065	21,378	444,735	132,255	12,962	14,663	44,444	(30,338)	825,164
Net revenues	$94,069	11,356	60,657	42,170	6,715	5,658	10,058		230,683
Operating income	$18,288	2,236	27,635	5,387	1,658	953	1,400		57,557
Identifiable assets at quarter end	$653,209	46,554	302,033	288,449	24,603	21,591	43,332	5,617	1,385,388
Capital expenditures	$25,972	305	1,076	1,210	68	191	195		29,017
Depreciation and amortization	$3,509	367	1,170	1,513	154	261	365		7,339
Equity	$897,165	18,920	226,108	88,662	14,147	7,026	19,511	(439,596)	831,943

Three months ended March 31, 2004

Revenues from unaffiliated customers	$136,556	17,132	367,660	112,229	9,818	11,577	31,878		686,850
Transfers between geographic areas	$14,496	805	2,356	4,008	1,109	1,580	1,338	(25,692)	—
Total revenues	$151,052	17,937	370,016	116,237	10,927	13,157	33,216	(25,692)	686,850
Net revenues	$80,863	9,555	55,713	37,707	5,655	4,882	8,121		202,496
Operating income	$13,193	1,990	24,665	5,567	1,235	673	1,485		48,808
Identifiable assets at quarter end	$567,459	35,353	192,442	250,360	19,733	18,675	32,117	5,913	1,122,052
Capital expenditures	$3,125	505	1,984	2,156	110	166	592		8,638
Depreciation and amortization	$3,309	283	846	1,214	149	175	283		6,259
Equity	$726,342	13,364	138,746	67,794	13,035	3,864	14,809	(296,523)	681,431